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                                                                    Exhibit 10.9

        The development and production of Seaweed Iodine Food Supplement

             Transfer technique and Joint R&D cooperation Agreement*

Harbin Three-Happiness Bioengineering Co., Ltd. (referred "Party A") ,and Ocean Research Institute of the Chinese Academy of Sciences (referred as "Party B") agree to do further research on Seaweed Iodine Food Supplement project, which was approved by Ministry of Health.

On the previous work basis, both parties agree the following items after friendly discussion together:

Item 1: Each party makes use of its own advantages to research and develop Seaweed Iodine jointly and find out how to produce new products of Seaweed Iodine Food series.

Item 2. The term is five years, commencing from January 8, 1999 to January 8, 2004.

Item 3. Party A is responsible to provide facilities, equipments and research fees. Party B is responsible for technique development, product process, and related service.

Item 4. Obligations and rights of both parties

Party A agrees to pay [Y]2.2million (RMB yuan). Party A agrees to pay the initial [ ]0.4 million in ten days from this agreements goes into effect, the rest part will be paid up by paying [Y]0.45 million every years. If Party A becomes a public company in China, then [Y]1 millon will be paid to Party B, the bonus will be paid in one month commencing form get listed. In addition, Party A agrees to pay Party B ten percent of profit, subject to a good revenue.

Item 5. Both parties won't burden related obligations in joint liability of the other side, and Party A is responsible to do sales.

Item 6. If each party fails to implement his obligations expressed hereby ,then he will do compensation to the other side this agreement will terminated automatically.

Item 7. Both parties will adjust the cooperation method depending quantity and outcome increase accordingly.

Item 8. Make improvement towards Seaweed Iodine Food Supplement during cooperation, as well as develop new products.

Chop of Harbin Three-Happiness Bioengineering Co., Ltd.
Chop of Ocean Research Institute of the Chinese Academy of Sciences


*Translation from Chinese original